                                                          Exhibit 3.01

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            APPLIEDTHEORY CORPORATION


                     PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         AppliedTheory Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         First: The name of the Corporation is AppliedTheory Corporation.

         Second: The name under which the Corporation was originally incorporated was AppliedTheory Inc.

         Third: The Corporation was initially incorporated and its Certificate of Incorporation was initially filed in the office of the Secretary of State of the State of Delaware on January 28, 1999.

         Fourth: The Board of Directors of the Corporation duly adopted a resolution pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") to adopt an Amended and Restated Certificate of Incorporation for the Corporation and to adopt such amendments to the Corporation's Certificate as arise from such Amended and Restated Certificate of Incorporation.

         Fifth: The Sole Stockholder of the Corporation, by written consent, duly adopted this Amended and Restated Certificate of Incorporation in accordance with Sections 228, 242 and 245 of the DGCL.

The Amended and Restated Certificate of Incorporation shall read as follows:

ARTICLE 1. The name of the corporation is APPLIEDTHEORY CORPORATION (the "Corporation").

ARTICLE 2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE 3. The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").
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ARTICLE 4. The aggregate number of shares of all classes of stock which the
Corporation has authority to issue is 91,000,000 shares, consisting of (A) 90,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (B) 1,000,000 shares of Preferred Stock, par value $.01 per share ("undesignated Preferred Stock") (all Preferred Stock, whether designated or undesignated shall be collectively referred to as "Preferred Stock"), which shall be undesignated subject to designation and having such rights and preferences as set forth in a resolution adopted by the Board of Directors of the Corporation in accordance with the DGCL.


         The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof in respect of the Common and Preferred Stock are as follows:

A.       COMMON STOCK

         1. Rights.

         Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding-up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the Corporation or otherwise.

B.       UNDESIGNATED PREFERRED STOCK

         The Board of Directors is authorized by duly adopted resolution or resolutions, subject to limitations prescribed by law and the provisions of this
Article 4, to provide for the issuance of the shares of Preferred Stock in one or more additional series by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         1. The number of shares constituting that series and the distinctive designation of that series;


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         2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;

         6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         8. Any other relative rights, preferences and limitations of that series.

ARTICLE 5.

1. The directors of the Corporation, other than directors elected by one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors (other than directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each director (other than directors elected by one or more series of Preferred Stock) shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the Corporation's 2000 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the Corporation's 2001 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the Corporation's 2002 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.


2. Directors (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders, with or without cause; provided, that in addition to any other vote required by law, an affirmative vote of, or a written consent executed by, the holders of not less than 75% of the total voting power of all


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outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for such a removal.

3. If the authorized number of directors (other than directors elected by one or more series of Preferred Stock is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled (other than directors elected by one or more series of Preferred Stock) in accordance with the Bylaws of the Corporation, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected.

4. Whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article 5 unless otherwise provided for in the certificate of designation of such series.

5. Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation.

6. The provisions of this Article 5 shall not be amended or repealed, nor shall any provision of this Amended and Restated Certificate of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 6. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal Bylaws made by the Board of Directors.

ARTICLE 7. A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not


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adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 8. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 9. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute or this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of
_______, 1999 and acknowledge the same to be my act and deed.


                                          APPLIEDTHEORY CORPORATION



                                          By:
                                             -----------------------------------
                                                Richard Mandelbaum
                                                Chairman of the Board and
                                                Chief Executive Officer

Attest:



-----------------------
David A. Buckel
Assistant Secretary


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
                           CERTIFICATE OF DESIGNATION

                                       of

                         14% CUMULATIVE PREFERRED STOCK

                                       of

                            APPLIEDTHEORY CORPORATION
                         ------------------------------

                         pursuant to Section 151 of the

                General Corporation Law of the State of Delaware
                         ------------------------------

         APPLIEDTHEORY CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies that:


         1. The Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") fixes the total number of shares of all classes of capital stock that the Corporation shall have the authority to issue at ninety million (90,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and one million (1,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock").


         2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation (the "Board of Directors") authority to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on March 8, 1999, adopted resolutions that provide for a series of Preferred Stock as follows:

         RESOLVED, that an issue of a series of Preferred Stock is hereby provided for, and the number of shares to be included in such series is established, and the designation, powers, preference and rights, and qualifications, limitations or restrictions thereof, of such series are fixed, hereby as follows:

         Section 1. Definitions. As used in this Certificate of Designation:

                  (a) the term "Capital Stock" shall mean and include Preferred Stock, Common Stock and all (if any) other Junior Stock;
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                  (b) the term "Distributable Assets" shall mean, in relation to any voluntary or involuntary liquidation, dissolution or winding up of the Corporation at any particular time, all of the property and assets of the Corporation (whether from capital, surplus or earnings) available for distribution to the Corporation's shareholders upon such liquidation, dissolution or winding up of the Corporation, calculated as though all subsidiaries of the Corporation had been liquidated and their assets distributed to the Corporation;

                  (c) the term "Junior Stock" shall mean and include Common Stock and any other capital stock of the Corporation of any class or of any series of any class which is junior to Preferred Stock as to the payment of dividends or as to distributions upon dissolution, liquidation, winding up or redemption;

                  (d) the term "Liquidation Value" shall mean $100.00 per share of Preferred Stock (subject to proportionate adjustment in the event of any stock split of, stock dividend on, or reclassification or similar event involving the Preferred Stock).

                  (e) Unless the context otherwise requires, the term "distribution" shall mean (i) the declaration, payment or transfer of cash or other property of the Corporation without consideration on or in respect of any Capital Stock of the Corporation, whether by way of dividend or otherwise, or
(ii) the purchase or redemption of shares of the Capital Stock of the Corporation for cash or property of the Corporation, including in the case of each of clauses (i) and (ii), any such declaration, payment, transfer, purchase or redemption by a subsidiary of the Corporation. Securities issued by the Corporation shall not be deemed property of the Corporation.

          Section 2.        Dividends on Preferred Stock.

                  2.01 General Dividend Obligation. The Corporation shall pay to the holders of the Preferred Stock out of the assets of the Corporation at any time available for the payment of dividends under the provisions of the Delaware General Corporation Law, preferential dividends at the times and in the amounts provided for in this Section 2; provided, however, that the Board of Directors of the Corporation may elect not to pay any such dividend, whether or not the Corporation is legally entitled to pay such dividend, and instead to accrue such dividend until such time as the Board of Directors of the Corporation shall elect to pay the same; provided, however, that any such dividend so accrued shall, in any event, be payable upon redemption of the Preferred Stock in accordance with the provisions of Section 3.05.

                  2.02 Accrual of Dividends. Dividends on each share of Preferred Stock shall be cumulative from January 1, 1997, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each share of Preferred Stock (at the rate and in the manner prescribed by Sections 2.02, 2.03 and 2.04) from and including January 1, 1997 to and including the date on which such share shall have been redeemed or otherwise acquired in accordance with the provisions of Section 3.


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                  2.03 Payment of Dividends. Dividends shall accrue on each
share of Preferred Stock at the rate of 14% per annum of the Liquidation Value. Dividends shall be payable on Preferred Stock on the first day of each January, April, July and October, beginning April 1, 1999, and each such day is herein called a "Dividend Payment Date." On each Dividend Payment Date all dividends which shall have accrued on each share of Preferred Stock then outstanding during the calendar quarter ending upon such Dividend Payment Date shall be deemed to become "due" for all purposes of this Section regardless of whether the Corporation shall be able or legally permitted to pay such dividend on such Dividend Payment Date. If any dividend on any share of Preferred Stock shall for any reason not be paid at the time such dividend shall become due, then such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the Delaware General Corporation Law. Until such dividend in arrears is paid, dividends shall continue to accrue on each share of Preferred Stock, but the percentage rate expressed herein shall be applied to the Liquidation Value thereof plus all dividends in arrears thereon (including dividends computed pursuant to this sentence).

                  2.04 Distribution of Partial Dividend Payments. If at any time the Corporation shall pay less than the total amount of dividends due on outstanding Preferred Stock at the time of such payment, such payment shall be distributed among the holders of Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of Preferred Stock.

         Section 3. Redemption.

                  3.01 Optional Redemption. All or any Section of the Preferred Stock may be redeemed by the Corporation at any time and from time to time on or after December 31, 2001, by resolution of its Board of Directors, in the manner prescribed in this Section 3, provided that in any redemption under this Section
3.01 the Corporation shall redeem not less than the lesser of 1,000 shares of Preferred Stock or the number of shares of Preferred Stock then outstanding.

                  3.02 Required Redemption. At any time on or after December 31, 2001, any holder of Preferred Stock may request, by mailing a notice to the Corporation certified or registered mail, return receipt requested, that the Corporation redeem some or all of the shares of Preferred Stock owned by such Holder, and the Corporation shall redeem such Preferred Stock within sixty (60) days of such request. Redemptions under this Section 3.02 shall not cause any forfeiture of dividends accrued on any share of Preferred Stock from the preceding Dividend Payment Date to the redemption date. If the funds of the Corporation legally available for redemption of shares are insufficient to redeem the shares of such Preferred Stock tendered for redemption, funds to the extent legally available for such purpose shall be used to redeem the number of shares of Preferred Stock which may be redeemed. At any time thereafter when additional funds of the Corporation are legally applicable to the redemption of shares, such funds shall be immediately used to redeem the balance of the shares of Preferred Stock requested to be redeemed. If at any time more than one holder of Preferred Stock has requested redemption of some or all of the shares of Preferred Stock held by such holder, and the Corporation has insufficient funds legally available for redemption of Preferred Stock to redeem all of the shares of Preferred Stock which have then been tendered for redemption, then the funds which the Corporation then has legally available for such purpose shall be used to redeem the number of


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shares of Preferred Stock which may be redeemed from the holders who have requested redemption, pro rata to the number of shares as to which they have requested redemption.

                  3.03 Redemption Notice. Before making any redemption pursuant to Section 3.01, the Corporation shall mail by certified or registered mail, return receipt requested, to each record holder of any Preferred Stock at the address shown on the Corporation's records, a written notice (a "Redemption Notice"), stating: (i) the number of shares of Preferred Stock held of record by such holder which the Corporation proposes to redeem; (ii) the date (herein called the "Redemption Date") on which the Corporation proposes to pay the Redemption Price for the shares to be redeemed; (iii) the Redemption Price which under this Section 3 is to be paid for each share repurchased; and (iv) the place at which the shares to be redeemed may be surrendered in exchange for the Redemption Price for such shares. Upon the mailing of a Redemption Notice with respect to any optional repurchase which the Corporation may choose to make pursuant to rights granted in Section 3.01, the Corporation shall become obligated to redeem the Preferred Stock specified in such notice on the date specified in such notice as the Redemption Date. Each Redemption Notice under
Section 3.01 shall be mailed at least 10 days before the Redemption Date, provided that if the Corporation fails to pay the Redemption Price on such date (for a reason other than a holder's failure to deposit Preferred Share certificates pursuant to Section 3.05(c)), the Redemption Date shall be the date on which the Corporation actually pays the Redemption Price.

                  3.04 Determination of Number of Each Holder's Shares to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in repurchases under Section 3.01 shall be determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of shares of Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Preferred Stock outstanding, except that in situations to which Section 3.05(b) hereof applies, the Corporation shall not repurchase the last share of Preferred Stock held by any holder.

                  3.05 Redemption Price

                           (a) For each share of Preferred Stock which shall be
redeemed by the Corporation at any time for any reason in redemptions pursuant to Section 3.01 and Section 3.02, the Corporation shall be obligated to pay to the holder of such share an amount (herein called the "Redemption Price" for such share) equal to the Liquidation Value of such share and all dividends which shall have accrued (computed on a daily basis) on each share to and including the date of such redemption and which shall not previously have been paid. Such payments which the Corporation shall be obligated to make on the date of any such redemption shall be deemed to become "due" for all purposes of this Section regardless of whether the Corporation shall be able or legally permitted to make such payments on such date.

                           (b) If for any reason the Corporation is prohibited
from paying accrued unpaid dividends on shares of Preferred Stock being redeemed from any holder, then such accrued unpaid dividends shall be added in equal amounts per share to the Liquidation Value of the shares of Preferred Stock remaining outstanding in the hands of such holder; provided, however, that in no event shall the Corporation redeem the last share of Preferred Stock (the


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
"Last Share") held by any holder until the Corporation shall have paid to such holder all accrued unpaid dividends on all shares of Preferred Stock held by such holder at any time. The remaining Preferred Stock outstanding after any redemption (including the Last Share), and including the accrued unpaid dividends thereon, shall continue to earn cumulative dividends at the rate and in the manner prescribed in Section 2.

                           (c) Each holder of shares of Preferred Stock shall be
entitled to receive on or at any time after the last date for a redemption of shares as determined pursuant to Section 3.02 or any Redemption Date, as the case may be, the full Redemption Price, plus accrued unpaid dividends, for each share of Preferred Stock held by such holder which the Corporation shall then be obligated to redeem, upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment duly endorsed in blank. After the payment by the Corporation of the full Redemption Price for any share of Preferred Stock, plus accrued unpaid dividends except as otherwise provided in Section 3.05(b), all rights of the holder of such share shall (whether or not the certificate representing such share shall have been surrendered for cancellation) cease and terminate with respect to such share.

                  3.06 Redeemed or Acquired Preferred Stock to be Canceled. All shares of Preferred Stock redeemed or otherwise acquired by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

         Section 4. Liquidation Preference of Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to be paid on such Preferred Stock out of the Distributable Assets of the Corporation, whether from capital, surplus or earnings, before any payment or distribution of any kind shall be made to any holder of Junior Stock on such Junior Stock, the aggregate amount of the Liquidation Value of all shares of Preferred Stock then held of record by such holder of Preferred Stock. If the Distributable Assets shall be insufficient to pay to each holder of Preferred Stock the full amount to which such holder shall be entitled in respect thereof pursuant to this
Section 4, then the remaining Distributable Assets shall be allocated among holders of Preferred Stock on a pro rata basis in accordance with the number of shares of Preferred Stock then held by

         Section 5. Notices. Any notice or request required or permitted by the provisions of this Article 4 shall be deemed given to and received by the Corporation (i) when delivered in hand or by courier or telecopier, or (ii) on the third business day after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the Secretary of the Corporation at the chief executive office of the Corporation, and shall be deemed given to and received by any holder of record of shares of Preferred Stock, (iii) when delivered in hand or by courier or telecopier, or (iv) on the third business day after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to such holder of record at the address of such holder as it appears in the records of the Corporation at the time of mailing.


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
         Section 6. Shareholder Lists. Upon written request of any holder or holders of shares of Preferred Stock holding in the aggregate more than ten percent (10%) of the shares of Preferred Stock then outstanding, the Corporation will promptly furnish to such holder or holders a list of the names, addresses and number of shares held by each holder of record of shares of Preferred Stock as shown by the records of the Corporation.


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AppliedTheory Corporation has caused this Certificate to be duly executed by its
Chairman of the Board and Chief Executive Officer, and attested by its Assistant Secretary this 31st day of March, 1999.



                                         APPLIEDTHEORY CORPORATION


                                         By: _________________________
                                                  Richard Mandelbaum
                                                  Chairman of the Board and
                                                  Chief Executive Officer

Attest:

___________________________
David A. Buckel
Assistant Secretary




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